Spark Energy, Inc. Reports Second Quarter 2015 Financial Results
HOUSTON, Aug. 12, 2015 (GLOBE NEWSWIRE) -- Spark Energy, Inc. (NASDAQ:SPKE), a Delaware corporation ("Spark"), today reported financial results for the quarter ended June 30, 2015.
For the second quarter of 2015, Adjusted EBITDA was $4.6 million and Retail Gross Margin was $23.1 million on revenue of $65.4 million, compared to Adjusted EBITDA of $1.4 million and Retail Gross Margin of $17.9 million for the second quarter of 2014.
"The second quarter yielded positive results for us, both organically and from an M&A perspective," said Nathan Kroeker, Spark Energy, Inc.'s President and Chief Executive Officer. "Our retail gross margin and Adjusted EBITDA were enhanced as a result of lower supply costs across several of our markets. We added approximately 25,000 customers from our Entrust transaction that, along with the Connecticut customers we acquired at the end of last year, will continue to be accretive to Adjusted EBITDA.
"More recently, we closed on the CenStar Energy and Oasis Energy transactions, and also amended and restated our credit facility in order to provide us with the capacity to acquire companies and large books of customers in order to continue to execute on our strategy to grow the business. The Oasis and CenStar acquisitions added over 100,000 residential customer equivalents, bringing our total to over 400,000. In addition, these acquisitions enable us to access twenty new markets to support our continued organic growth efforts."
Second Quarter 2015 Highlights

•	$4.6 million in Adjusted EBITDA and $23.1 million in Retail Gross Margin

•	Enhanced margins in retail electricity and retail natural gas segments

•	Strong cash flow during the quarter allowed us to reduce the working capital facility loan balance by $11.0 million

•	Invested $6.2 million in organic customer acquisitions

•	Paid first quarter dividend of $0.3625 per share of Class A common stock on June 15, 2015

•	Declared second quarter dividend of $0.3625 per share of Class A common stock payable on September 14, 2015
Strategic Developments

•	Amended and restated existing senior credit facility on July 8

•	Closed CenStar Energy and Oasis Energy transactions in July, bringing our total residential customer equivalent count to over 400,000
Summary Second Quarter 2015 Financial Results
For the quarter ended June 30, 2015, Spark reported Adjusted EBITDA of $4.6 million on $65.4 million of revenue compared to Adjusted EBITDA of $1.4 million for the quarter ended June 30, 2014. This increase of $3.2 million is primarily attributable to increased retail gross margin across both our electricity and natural gas segments, partially offset by increased general and administrative expenses, including increased billing and other variable costs associated with increased customer count and increased costs associated with being a public company.

For the quarter ended June 30, 2015, Spark reported Retail Gross Margin of $23.1 million compared to Retail Gross Margin of $17.9 million for the quarter ended June 30, 2014. This increase of $5.2 million is primarily attributable to higher retail natural gas and retail electricity unit margins. Favorable supply costs across several of our markets were a key driver of these elevated unit margins in the second quarter.
Net income and EPS for the quarter ended June 30, 2015 were $4.6 million and $0.23, respectively. An unrealized gain on the hedge portfolio valuation of our future supply positions positively impacted net income and EPS by $0.3 million and $0.02, respectively. Net income for the quarter ended June 30, 2014 was $0.2 million and contained an unrealized loss on the hedge portfolio valuation of $(4.5) million.
Liquidity and Capital Resources

(in thousands)	June 30, 2015
Cash and cash equivalents	$4,237
Senior Credit Facility Availability (1)	50,155
Total Liquidity	$54,392
(1) Subject to Senior Credit Facility borrowing base restrictions
Conference Call and Webcast
Spark will host a conference call to discuss second quarter 2015 results on Thursday, August 13, 2015 at 10:00 AM Central Time (11:00 AM Eastern).
A live webcast of the conference call can be accessed from the Events & Presentations page of the Spark Energy Investor Relations website at http://ir.sparkenergy.com/events.cfm. An archived replay of the webcast will be available for twelve months following the live presentation.
About Spark Energy, Inc.
Spark Energy, Inc. is an established and growing independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for their natural gas and electricity. Headquartered in Houston, Texas, Spark currently operates in 16 states and serves 66 utility territories. Spark offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.
Cautionary Note Regarding Forward-Looking Statements
This earnings release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") can be identified by the use of forward-looking terminology including "may," "should," "likely," "will," "believe," "expect," "anticipate," "estimate," "continue," "plan," "intend," "project," or other similar words. All statements, other than statements of historical fact included in this release, regarding strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements. Forward-looking statements appear in a number of places in this release and may include statements about business strategy and prospects for growth, customer acquisition costs, ability to pay cash dividends, cash flow generation and liquidity, availability of terms of capital, competition and government regulation and general economic conditions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.
The forward-looking statements in this report are subject to risks and uncertainties. Important factors which could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to:

•	changes in commodity prices,

•	extreme and unpredictable weather conditions,

•	the sufficiency of risk management and hedging policies,

•	customer concentration,

•	federal, state and local regulation,

•	key license retention,

•	increased regulatory scrutiny and compliance costs,

•	our ability to borrow funds and access credit markets,

•	restrictions in our debt agreements and collateral requirements,

•	credit risk with respect to suppliers and customers,

•	level of indebtedness,

•	changes in costs to acquire customers,

•	actual customer attrition rates,

•	actual bad debt expense in non-POR markets,

•	accuracy of internal billing systems,

•	ability to successfully navigate entry into new markets,

•	whether our majority shareholder or its affiliates offers us acquisition opportunities on terms that are commercially acceptable to us,

•	ability to successfully and efficiently integrate acquisitions into our operations,

•	competition, and

•	other factors discussed in "Risk Factors" in our Form 10-K for the year ended December 31, 2014.
You should review the risk factors and other matters disclosed throughout our Report on Form 10-K for the year ended December 31, 2014 and the Form 10-Q for the quarter ended June 30, 2015, both of which are filed with the Securities and Exchange Commission, which could cause our actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements speak only as of the date of this release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2015 AND DECEMBER 31, 2014
(in thousands)
(unaudited)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$ 4,237	$ 4,359
Restricted cash	--	707
Accounts receivable, net of allowance for doubtful accounts of $4.1 million and $8.0 million as of June 30, 2015 and December 31, 2014, respectively	40,011	63,797
Accounts receivable—affiliates	534	1,231
Inventory	2,945	8,032
Fair value of derivative assets	924	216
Customer acquisition costs, net	14,514	12,369
Intangible assets - customer acquisitions, net	1,421	486
Prepaid assets	789	1,236
Prepaid assets—affiliates	173	--
Deposits	5,335	10,569
Other current assets	2,615	2,987
Total current assets	73,498	105,989
Property and equipment, net	4,448	4,221
Fair value of derivative assets	--	--
Customer acquisition costs	4,450	2,976
Intangible assets - customer acquisitions	2,292	1,015
Deferred tax assets	23,770	24,047
Other assets	82	149
Total Assets	$ 108,540	$ 138,397
Liabilities and Member's Equity
Current liabilities:
Accounts payable	$ 26,504	$ 38,210
Accounts payable—affiliates	789	1,017
Accrued liabilities	7,032	7,195
Fair value of derivative liabilities	8,825	11,526
Note payable	9,000	33,000
Other current liabilities	673	1,868
Total current liabilities	52,823	92,816
Long-term liabilities:
Fair value of derivative liabilities	531	478
Payable pursuant to tax receivable agreement—affiliates	20,767	20,767
Other long-term liabilities	1,553	219
Total liabilities	75,674	114,280
Stockholders' equity:
Common Stock:

Class A common stock, par value $0.01 per share, 120,000,000 shares authorized, 3,097,193 issued and outstanding at June 30, 2015 and 3,000,000 issued and outstanding at December 31, 2014	31	30
Class B common stock, par value $0.01 per share, 60,000,000 shares authorized, 10,750,000 issued and outstanding at June 30, 2015 and 10,750,000 issued and outstanding at December 31, 2014	108	108
Preferred Stock:
Preferred stock, par value $0.01 per share, 20,000,000 shares authorized, zero issued and outstanding at June 30, 2015 and December 31, 2014	--	--
Additional paid-in capital	10,494	9,296
Retained earnings (deficit)	132	(775)
Total stockholders' equity	10,745	8,659
Non-controlling interest in Spark HoldCo, LLC	22,101	15,458
Total equity	32,866	24,117
Total Liabilities and Stockholders' Equity	$ 108,540	$ 138,397

SPARK ENERGY, INC.
CONDENSED COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2015 AND 2014
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Retail revenues (including retail revenues—affiliates of $0 and $681 for the three months ended June 30, 2015 and 2014, respectively and retail revenues—affiliates of $0 and $2,170 for the six months ended June 30, 2015 and 2014, respectively)
	$ 65,500	$ 65,743	$ 165,375	$ 170,095
Net asset optimization (expenses) revenues (including asset optimization revenues—affiliates of $176 and $4,634 for the three months ended June 30, 2015 and 2014, respectively, and asset optimization revenues—affiliates cost of revenues of $3,114 and $10,654 for the three months ended June 30, 2015 and 2014, respectively and asset optimization revenues—affiliates of $665 and $7,134 for the six months ended June 30, 2015 and 2014, respectively, and asset optimization revenues—affiliates cost of revenues of $6,207 and $18,554 for the six months ended June 30, 2015 and 2014, respectively)	(67)	197	1,862	1,821
Total Revenues	65,433	65,940	167,237	171,916
Operating Expenses:
Retail cost of revenues (including retail cost of revenues—affiliates of less than $0.1 million for both the three months and six months ended June 30, 2015 and 2014)	42,120	52,387	111,207	140,508
General and administrative (including general and administrative expense—affiliates of $0 and $6 for the three months ended June 30, 2015 and 2014, respectively and general and administrative expense—affiliates of $0 and $12 million for the six months ended June 30, 2015 and 2014, respectively)	12,978	9,747	27,683	17,860
Depreciation and amortization	5,231	3,252	9,508	6,211
Total Operating Expenses	60,329	65,386	148,398	164,579
Operating income	5,104	554	18,839	7,337
Other (expense)/income:

Interest expense	(207)	(222)	(588)	(535)
Interest and other income	187	1	322	71
Total other expenses	(20)	(221)	(266)	(464)
Income before income tax expense	5,084	333	18,573	6,873
Income tax expense	459	132	1,019	164
Net income	$ 4,625	$ 201	$ 17,554	$ 6,709
Less: Net income attributable to non-controlling interests	3,917	--	14,437	--
Net income attributable to Spark Energy, Inc. stockholders	$ 708	$ 201	$ 3,117	$ 6,709

Net income attributable to Spark Energy, Inc. per share of Class A common stock
Basic	$ 0.23		$ 1.03
Diluted	$ 0.23		$ 0.83

Weighted average shares of Class A common stock outstanding
Basic	3,062		3,031
Diluted	3,062		13,781

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2015
(in thousands)
(unaudited)

	Issued Shares of Class A Common Stock	Issued Shares of Class B Common Stock	Issued Shares of Preferred Stock	Class A Common Stock	Class B Common Stock	Additional Paid In Capital	Retained Earnings (Deficit)	Total Stockholders Equity	Non-controlling Interest	Total Equity
Balance at 12/31/14:	3,000	10,750	$ --	$ 30	$ 108	$ 9,296	$ (775)	$ 8,659	$ 15,458	$ 24,117
Stock based compensation	--	--	--	--	--	716	--	716	--	716
Restricted stock unit vesting	97	--	--	1	--	353		354		354
Contribution from NuDevco	--	--	--	--	--	129	--	129	--	129
Consolidated net income	--	--	--	--	--	--	3,117	3,117	14,437	17,554
Distributions paid to Class B non-controlling unit holders	--	--	--	--	--	--	--	--	(7,794)	(7,794)
Dividends paid to Class A common shareholders	--	--	--	--	--	--	(2,210)	(2,210)	--	(2,210)
Balance at 6/30/15:	3,097	10,750	--	$ 31	$ 108	$ 10,494	$ 132	$ 10,765	$ 22,101	$ 32,866

SPARK ENERGY, INC.
CONDENSED COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2015	2014

Cash flows from operating activities:
Net income	$ 17,554	$ 6,709
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization expense	9,508	6,211
Deferred income taxes	277	--
Stock based compensation	1,159	--
Amortization of deferred financing costs	101	225
Bad debt expense	4,179	2,027
Gain (loss) on derivatives, net	5,360	(1,440)
Current period cash settlements on derivatives, net	(8,547)	10,256
Changes in assets and liabilities:
Decrease in restricted cash	707	--
Decrease in accounts receivable	19,608	12,266
Decrease in accounts receivable—affiliates	698	6,754
Decrease in inventory	5,087	311
Increase in customer acquisition costs	(11,809)	(11,668)
Decrease (increase) in prepaid and other current assets	5,610	(5,250)
Increase in intangible assets - customer acquisitions	(2,720)	--
Decrease in other assets	65	58
Decrease in accounts payable and accrued liabilities	(12,087)	(3,895)
Increase (decrease) in accounts payable—affiliates	(228)	261
Increase (decrease) in other current liabilities	(1,195)	2,833
Increase in other non-current liabilities	1,553	--
Net cash provided by operating activities	34,880	25,658
Cash flows from investing activities:
Purchases of property and equipment	(857)	(1,404)
Net cash used in investing activities	(857)	(1,404)
Cash flows from financing activities:
Borrowings on notes payable	6,000	48,550
Payments on notes payable	(30,000)	(35,000)
Contributions from NuDevco	129	--
Member contributions (distributions), net	--	(43,506)
Restricted stock vesting	(270)	--
Payment of dividends to Class A common shareholders	(2,210)	--
Payment of distributions to Class B unitholders	(7,794)	--
Net cash used in financing activities	(34,145)	(29,956)
Decreases in cash and cash equivalents	(122)	(5,702)
Cash and cash equivalents—beginning of period	4,359	7,189
Cash and cash equivalents—end of period	$ 4,237	$ 1,487
Supplemental Disclosure of Cash Flow Information:

Non cash items:
Property and equipment purchase accrual	$ 179	$ --
Cash paid during the period for:
Interest	$ 598	$ 395
Taxes	$ 150	$ 150

SPARK ENERGY, INC.
OPERATING SEGMENT RESULTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2015 AND 2014
(in thousands, except per unit operating data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Retail Natural Gas Segment
Total Revenues	$ 21,361	$ 23,169	$ 78,716	$ 85,697
Retail Cost of Revenues	9,375	16,634	42,842	67,138
Less: Net Asset Optimization Revenues (Expenses)	(67)	197	1,862	1,821
Less: Net Gains (Losses) on non-trading derivatives, net of cash settlements	2,622	(780)	6,267	(1,088)
Retail Gross Margin—Gas	$ 9,431	$ 7,118	$ 27,745	$ 17,826
Volume of Gas (MMBtu)	2,262,749	2,519,172	8,826,794	9,112,752
Retail Gross Margin-Gas ($/MMBtu)	$ 4.17	$ 2.83	$ 3.14	$ 1.96
Retail Electricity Segment
Total Revenues	44,072	42,771	88,521	86,219
Retail Cost of Revenues	32,745	35,753	68,365	73,370
Less: Net Gains (Losses) on non-trading derivatives, net of cash settlements	(2,335)	(3,755)	(3,066)	(4,900)
Retail Gross Margin—Electricity	$ 13,662	$ 10,773	$ 23,222	$ 17,749
Volume of Electricity (MWh)	378,403	369,341	751,254	753,616
Retail Gross Margin—Electricity ($/MWh)	$ 36.10	$ 29.17	$ 30.91	$ 23.55
Adjusted EBITDA
We define "Adjusted EBITDA" as EBITDA less (i) customer acquisition costs incurred in the current period, (ii) net gain (loss) on derivative instruments, and (iii) net current period cash settlements on derivative instruments, plus (iv) non-cash compensation expense and (v) other non-cash operating items. EBITDA is defined as net income before provision for income taxes, interest expense and depreciation and amortization. We deduct all current period customer acquisition costs in the Adjusted EBITDA calculation because such costs reflect a cash outlay in the year in which they are incurred, even though we capitalize such costs and amortize them over two years in accordance with our accounting policies. The deduction of current period customer acquisition costs is consistent with how we manage our business, but the comparability of Adjusted EBITDA between periods may be affected by varying levels of customer acquisition costs. For example, our Adjusted EBITDA is lower in years of customer growth reflecting larger customer acquisition spending. We deduct our net gains (losses) on derivative instruments, excluding current period cash settlements, from the Adjusted EBITDA calculation in order to remove the non-cash impact of net gains and losses on derivative instruments. We also deduct non-cash compensation expense as a result of restricted stock units that are issued under our long-term incentive plan.
We believe that the presentation of Adjusted EBITDA provides information useful to investors in assessing our liquidity and financial condition and results of operations and that Adjusted EBITDA is also useful to investors as a financial indicator of a company's ability to incur and service debt, pay dividends and fund capital expenditures. Adjusted EBITDA is a supplemental financial measure that management and external users of our condensed combined and consolidated financial statements, such as industry analysts, investors, commercial banks and rating agencies, use to assess the following, among other measures:

•	our operating performance as compared to other publicly traded companies in the retail energy industry, without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate earnings sufficient to support our proposed cash dividends; and

•	our ability to fund capital expenditures (including customer acquisition costs) and incur and service debt.
Retail Gross Margin
We define retail gross margin as operating income plus (i) depreciation and amortization expenses and (ii) general and administrative expenses, less (i) net asset optimization revenues, (ii) net gains (losses) on non-trading derivative instruments, and (iii) net current period cash settlements on non-trading derivative instruments. Retail gross margin is included as a supplemental disclosure because it is a primary performance measure used by our management to determine the performance of our retail natural gas and electricity business by removing the impacts of our asset optimization activities and net non-cash income (loss) impact of our economic hedging activities. As an indicator of our retail energy business' operating performance, retail gross margin should not be considered an alternative to, or more meaningful than, operating income, its most directly comparable financial measure calculated and presented in accordance with GAAP.
The GAAP measures most directly comparable to Adjusted EBITDA are net income and net cash provided by operating activities. The GAAP measure most directly comparable to Retail Gross Margin is operating income. Our non-GAAP financial measures of Adjusted EBITDA and Retail Gross Margin should not be considered as alternatives to net income, net cash provided by operating activities, or operating income. Adjusted EBITDA and Retail Gross Margin are not presentations made in accordance with GAAP and have important limitations as analytical tools. You should not consider Adjusted EBITDA or Retail Gross Margin in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and Retail Gross Margin exclude some, but not all, items that affect net income and net cash provided by operating activities, and are defined differently by different companies in our industry, our definition of Adjusted EBITDA and Retail Gross Margin may not be comparable to similarly titled measures of other companies.

Management compensates for the limitations of Adjusted EBITDA and Retail Gross Margin as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these data points into management's decision-making process.
The following tables present a reconciliation of Adjusted EBITDA to net income and net cash provided by operating activities for each of the periods indicated.

APPENDIX TABLES A-1 AND A-2
ADJUSTED EBITDA RECONCILIATIONS
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Reconciliation of Adjusted EBITDA to Net Income:
Net income	$ 4,625	$ 201	$ 17,554	$ 6,709
Depreciation and amortization	5,231	3,252	9,508	6,211
Interest expense	207	222	588	535
Income tax expense	459	132	1,019	164
EBITDA	10,522	3,807	28,669	13,619
Less:
Net, Gains (losses) on derivative instruments	(4,055)	(4,019)	(5,360)	1,440
Net, Cash settlements on derivative instruments	4,357	(59)	8,547	(10,256)
Customer acquisition costs	6,180	6,441	11,809	11,668
Plus:
Non-cash compensation expense	609	--	1,159	--
Adjusted EBITDA	$ 4,649	$ 1,444	$ 14,832	$ 10,767

The following table presents a reconciliation of Retail Gross Margin to operating income for each of the periods indicated.

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Reconciliation of Adjusted EBITDA to net cash provided by operating activities:
Net cash provided by operating activities	$ 15,634	$ 19,448	$ 34,880	$ 25,658
Amortization of deferred financing costs	(51)	(112)	(101)	(225)
Bad debt expense	(1,232)	(1,462)	(4,179)	(2,027)
Interest expense	207	222	588	535
Income tax expense	459	132	1,019	164
Changes in operating working capital
Accounts receivable, prepaids, current assets	(19,120)	(40,878)	(23,903)	(13,770)
Inventory	2,434	4,011	(5,087)	(311)
Accounts payable and accrued liabilities	6,504	21,969	12,315	3,634
Other	(186)	(1,886)	(700)	(2,891)
Adjusted EBITDA	$ 4,649	$ 1,444	$ 14,832	$ 10,767

APPENDIX TABLE A-3
RETAIL GROSS MARGIN RECONCILIATION
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Reconciliation of Retail Gross Margin to Operating Income:
Operating income	$ 5,104	$ 554	$ 18,839	$ 7,337
Depreciation and amortization	5,231	3,252	9,508	6,211
General and administrative	12,978	9,747	27,683	17,860
Less:
Net asset optimization revenues (expenses)	(67)	197	1,862	1,821
Net, Gains (losses) on non-trading derivative instruments	(4,041)	(4,438)	(5,241)	7,010
Net, Cash settlements on non-trading derivative instruments	4,328	(97)	8,442	(12,998)
Retail Gross Margin	$ 23,093	$ 17,891	$ 50,967	$ 35,575

CONTACT: Spark Energy, Inc.
Investors:
Andy Davis, 832-200-3727
Media:
Jenn Korell, 281-833-4151